UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2011

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On January 31, 2011, Mitel Networks Corporation (the “Company”) entered into a Lease Agreement (the “Lease Agreement”) with Kanata Research Park Corporation, a company controlled indirectly by Dr. Terence H. Matthews (the “Landlord”), the Company’s Chairman of the Board of Directors (the “Chairman of the Board”), for the lease of the Company’s corporate head office space in Ottawa, Canada, subject to approval of the terms and conditions by the Company’s Board of Directors (the “Board”). Board approval for such terms and conditions occurred on February 3, 2011 and the Lease Agreement became effective retroactively as of November 1, 2010.

The Lease Agreement is a renewal of the property for which the Company’s headquarters currently reside and term for the Lease Agreement runs until February 15, 2016 (the “Initial Term”). The Company has the right to extend the Lease Agreement for up to five years subject to written notice given at least one year prior to the expiry of the Initial Term (the “Option Term”). In addition to operating costs and tax payments, the Company’s rental payments under the Lease Agreement breakdown as follows: (i) Cdn 2,167,944 for the first year; (ii) Cdn$2,995,495 for the second year; (iii) Cdn$2,635,572 for the third year; (iv) Cdn$2,347,057 in each of the last two years and (iv) Cdn$684,558 for the remaining three and one-half months of the Initial Term. In the event the Company exercises its option on the Option Term, the Company shall be obligated to pay rent in amounts per square foot as set forth on Schedule E to the Lease Agreement attached to this Current Report on Form 8-K as Exhibit 10.1.

As described in the Company’s Form 10-K filed with the Securities & Exchange Commission on July 27, 2010, the premises under the Company’s previous lease consisted of 482,244 square feet, of which approximately 57,000 was sublet to various tenants. The premises under the new Lease Agreement consist of approximately 235,000 square feet. The decrease in square footage reflects the Company’s current and expected space requirements over the next five years and is in line with the Company’s management of its costs and implementation of certain cost-saving measures.

The foregoing description of the Lease Agreement is not intended to be a comprehensive summary. A copy of the Lease Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and its contents are incorporated herein by reference.

The Board considered the following prior to its approval of the Lease Agreement with the Landlord: (i) whether the terms of the transaction are fair to the Company and are arms-length, (ii) the significance of the transaction to the Company and the Chairman of the Board; (iii) the fact that the prior lease expires on February 15, 2011 and did not contain provisions providing for extensions, either automatically or at the Company’s option, resulting in the Company not having any assurance as to the continued ability to operate at a location that it believes is beneficial and in the Company’s best interests and (iv) the fact that the Lease Agreement was negotiated on the Company’s behalf by management and not by the Chairman of the Board. After consideration of the foregoing, and other relevant factors, the Lease Agreement was approved by the Board. In accordance with Canadian corporate law, Dr. Matthews declared his interest in the transaction and refrained from voting on the Lease Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Lease Agreement, between Mitel Network Corporation and Kanata Research Park Corporation, dated November 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2011.

MITEL NETWORKS CORPORATION

By:	/s/ GREG HISCOCK
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary